EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-272743), Form S-8 (No. 333-278889 and No. 333-288387), and Form S-3 (No. 333-282730, No. 333-286067 and No. 333-286676) of Prairie Operating Co. (the “Company”) of our report dated March 10, 2026, relating to the consolidated financial statements of the Company, which appears in this Form 10-K.

/s/ Ham, Langston & Brezina, L.L.P.
Houston, Texas
March 30, 2026